UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-2908297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Krystal Biotech, Inc. (the “Company”) on May 3, 2018, the Board increased the compensation of Krish S. Krishnan, the Company’s President and Chief Executive Officer, and of Suma M. Krishnan, the Company’s Founder and Chief Operating Officer.

At the recommendation of the Committee, the Board increased Mr. Krishnan’s annual base compensation to $470,000, effective June 1, 2018. The cash component of this base compensation shall remain at its previously established $200,000. The remaining $270,000 will be provided in the form of a grant of restricted shares of the Company’s Common Stock. The number of shares to be awarded will be determined by dividing $240,000 by the closing price of the Company’s Common Stock on June 1, 2018. The shares will vest on a pro rata, monthly basis over a 12 month period beginning June 1, 2018.

At the recommendation of the Committee, the Board increased Ms. Krishnan’s annual base compensation to $367,000, effective June 1, 2018. The cash component of this base compensation shall remain at its previously established $200,000. The remaining $167,000 will be provided in the form of a grant of restricted shares of the Company’s Common Stock. The number of shares to be awarded will be determined by dividing $167,000 by the closing price of the Company’s Common Stock on June 1, 2018. The shares will vest on a pro rata, monthly basis over a 12 month period beginning June 1, 2018.

At the recommendation of the Committee the Board also established a potential bonus for each of Mr. Krishnan and Ms. Krishnan for the Company’s fiscal year ending December 31, 2018 in the amount of up to 50% and 35%, respectively, of their base compensation in effect for such fiscal year, determined on a pro rata basis. The Board anticipates that the Committee will recommend, and that the Board will establish, goals and objectives performance relating to such bonuses prior to the end of the Company’s second fiscal quarter ending June 30, 2018.

The Board also approved, as recommended by the Compensation Committee, the following director compensation, effective as of June 1, 2018, payable to non-employee directors who are also not employed by a strategic or institutional investor in the Company: (1) an annual cash fee of $37,500; (2) an annual cash fee of $15,000 to the Audit Committee Chair, an annual cash fee of $10,000 to the Compensation Committee Chair and an annual cash fee of $8,000 to the Governance/Nominating Committee Chair; and (3) annual cash fees for service as a non-Chair member of the Audit Committee, Compensation Committee and Governance/Nominating Committee of $7,500, $5,000 and $4,000, respectively.

New non-employee members of the Board who are not employed by a strategic or institutional investor in the Company will receive an initial grant of options to purchase 20,000 shares of Common Stock, vesting on a monthly basis over a three year period commencing on the date such Board member commences service. Non-employee directors who are not employed by a strategic or institutional investor in the Company will also receive an annual grant of options to purchase 7,500 shares of Common Stock, on the date of the Company’s annual stockholders’ meeting, vesting monthly over a 12 month period. New non-employee directors who are not employed by a strategic or institutional investor in the Company will receive a pro rata annual grant based on the number of months they join the Board prior to the next annual meeting. All options granted to non-employee Board members will vest in their entirety upon a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	President and Chief Executive Officer